              Exhibit No. 11. Statement re:  Computation of per share earnings.

                                                                 Three Months Ended  Six Months Ended
                                                                     June 30, 2000    June 30, 2000
                                                                      -----------      -----------
            Net income                                                $13,671,000      $26,780,000
                                                                      ===========      ===========

            Weighted average common shares outstanding                 23,245,139       23,512,690
                                                                      ===========      ===========

            Basic earnings per share                                  $       .59      $      1.14
                                                                      ===========      ===========

            Weighted average common shares outstanding                 23,245,139       23,512,690

            Common stock equivalents due to dilutive
              Effect of stock options                                     273,354          223,554
                                                                      -----------      -----------
            Total weighted average common shares and equivalents
              outstanding for diluted computation                      23,518,493       23,736,244
                                                                      ===========      ===========

            Diluted earnings per share                                $       .58      $      1.13
                                                                      ===========      ===========

              Exhibit No. 27.  Financial Data Schedule.

         (b)  Reports on Form 8-K.

              A Form 8-K was filed to report that on April 20, 2000, MAF Bancorp, Inc. announced its 2000 first quarter earnings results, a copy of the press release was included as an exhibit.


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